UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 21, 2014, regarding its financial results for the periods ended December 31, 2013, including consolidated financial statements for the periods ended December 31, 2013, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s fourth quarter earnings presentation on January 21, 2014, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 21, 2014

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2013 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter 2013:

•                  Diluted EPS:

•                  GAAP: $5.73, up 12 percent;

•                  Operating (non-GAAP): $6.13, up 14 percent;

•                  Net income:

•                  GAAP: $6.2 billion, up 6 percent;

•                  Operating (non-GAAP): $6.6 billion, up 8 percent;

•                  Pre-tax income:

•                  GAAP: $7.0 billion, down 11 percent;

•                  Operating (non-GAAP): $7.4 billion, down 8 percent;

•                  Gross profit margin:

•                  GAAP: 51.7 percent, down 0.1 points;

•                  Operating (non-GAAP): 52.6 percent, up 0.3 points;

•                  Revenue of $27.7 billion, down 5 percent, down 3 percent adjusting for currency;

•                  Software, Services and Global Financing each grew, adjusting for currency:

•                  Software up 3 percent, up 4 percent adjusting for currency;

•                  Services down 2 percent, up 1 percent adjusting for currency;

•                  Global Financing revenue flat, up 3 percent adjusting for currency;

•                  Systems and Technology revenue declined 26 percent, down 25 percent adjusting for currency;

•                  Services backlog of $143 billion, up 2 percent, up 5 percent adjusting for currency;

•                  Free cash flow of $8.4 billion.

Full-Year 2013:

•                  Diluted EPS:

•                  GAAP: $14.94, up 4 percent;

•                  Operating (non-GAAP): $16.28, up 7 percent;

•                  Operating (non-GAAP) excluding second-quarter workforce rebalancing charges, $16.99;

•                  Net income:

•                  GAAP: $16.5 billion, down 1 percent;

•                  Operating (non-GAAP): $18.0 billion, up 2 percent;

•                  Pre-tax income:

•                  Software, Services and Global Financing each increased segment profit:

•                  Software: $11.1 billion, up approximately $300 million;

•                  Services: $10.2 billion, up more than $250 million;

•                  Global Financing: $2.2 billion, up more than $100 million;

•                  Systems and Technology segment profit declined $1.7 billion, to a loss of more than $500 million;

•                  Revenue of $99.8 billion, down 5 percent, down 2 percent adjusting for currency;

•                  Business Analytics revenue of $15.7 billion, up 9 percent;

•                  Smarter Planet revenue up approximately 20 percent;

•                  Cloud revenue of $4.4 billion, up 69 percent:

•                  Fourth-quarter annual revenue run rate of more than $2 billion delivered as a service;

•                  Free cash flow of $15.0 billion.

Full-Year 2014 Expectation:

•                  GAAP EPS of at least $17.00. Operating (non-GAAP) EPS of at least $18.00 compared with $16.28 for 2013, an increase of more than 10 percent.

ARMONK, N.Y., January 21, 2014 . . . IBM (NYSE: IBM) today announced fourth-quarter 2013 diluted earnings of $5.73 per share, compared with diluted earnings of $5.13 per share in the fourth quarter of 2012, an increase of 12 percent.  Operating

(non-GAAP) diluted earnings were $6.13 per share, compared with operating diluted earnings of $5.39 per share in the fourth quarter of 2012, an increase of 14 percent.

Fourth-quarter net income, which includes benefits from tax audit settlements, was $6.2 billion compared with $5.8 billion in the fourth quarter of 2012, an increase of 6 percent.  Operating (non-GAAP) net income was $6.6 billion compared with $6.1 billion in the fourth quarter of 2012, an increase of 8 percent.

Total revenues for the fourth quarter of 2013 of $27.7 billion decreased 5 percent (down 3 percent adjusting for currency) from the fourth quarter of 2012.

“We continued to drive strong results across much of our portfolio and again grew earnings per share in 2013.  While we made solid progress in businesses that are powering our future, in view of the company’s overall full year results, my senior team and I have recommended that we forgo our personal annual incentive payments for 2013,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“As we enter 2014, we will continue to transform our business and invest aggressively in the areas that will drive growth and higher value.  We remain on track toward our 2015 roadmap for operating EPS of at least $20, a step in our long-term strategy of industry leadership and continuous transformation.”

Fourth-Quarter GAAP - Operating (non-GAAP) Reconciliation

Fourth-quarter operating (non-GAAP) diluted earnings exclude $0.40 per share of net charges: $0.25 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.15 per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2014 Expectation

IBM said that it expects to deliver full-year 2014 GAAP earnings per share of at least $17.00; and operating (non-GAAP) earnings per share of at least $18.00.  The 2014 operating (non-GAAP) earnings exclude $1.00 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Software

Revenues from the Software segment were $8.1 billion, an increase of 3 percent (up 4 percent, adjusting for currency) from the fourth quarter of 2012.  Software pre-tax income of $4.2 billion increased 6 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere,  Information Management, Tivoli, Social Workforce Solutions and Rational products, were $5.8 billion, an increase of 5 percent (up 6 percent, adjusting for currency) versus the fourth quarter of 2012.  Operating systems revenues of $687 million were down 3 percent (down 2 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 14 percent year over year.  Information Management software revenues increased 5 percent.  Revenues from Tivoli software increased 1 percent.  Revenues from Social Workforce Solutions increased 2 percent, and Rational software was flat.

Services

Global Technology Services segment revenues decreased 4 percent (down 1 percent adjusting for currency) to $9.9 billion, from the fourth quarter of 2012.  Global Business Services segment revenues were up 1 percent (up 4 percent, adjusting for currency) to $4.7 billion.

Pre-tax income from Global Technology Services decreased 2 percent; pre-tax margin increased to 19.5 percent.  Global Business Services pre-tax income increased 12 percent; pre-tax margin increased to 19.1 percent.

The estimated services backlog at December 31 was $143 billion, up 2 percent (up 5 percent, adjusting for currency).

Financing

Global Financing segment revenues were flat (up 3 percent, adjusting for currency) in the fourth quarter at $534 million.  Pre-tax income for the segment increased 14 percent to $589 million.

Hardware

Revenues from the Systems and Technology segment totaled $4.3 billion for the quarter, down 26 percent from the fourth quarter of 2012.  Systems and Technology pre-tax income was $0.2 billion, a decrease of $768 million.

Total systems revenues decreased 25 percent.  Revenues from System z mainframe server products decreased 37 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 26 percent versus the prior year.  Revenues from Power Systems decreased 31 percent compared with the 2012 period.  Revenues from System x decreased 16 percent.  Revenues from System Storage decreased 13 percent.  Revenues from Microelectronics OEM decreased 33 percent.

Geographic Regions

The Americas’ fourth-quarter revenues were $12.2 billion, down 3 percent (down 2 percent, adjusting for currency) from the 2012 period.  Revenues from Europe/Middle East/Africa were $9.2 billion, up 1 percent (down 2 percent, adjusting for currency).  Asia-Pacific revenues decreased 16 percent (down 6 percent, adjusting for currency) to $5.9 billion.  OEM revenues were $452 million, down 33 percent compared with the 2012 fourth quarter.

Growth Markets

Revenues from the company’s growth markets decreased 9 percent (down 6 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — decreased 14 percent (down 11 percent, adjusting for currency).

Gross Profit

The company’s total gross profit margin was 51.7 percent in the 2013 fourth quarter compared with 51.8 percent in the 2012 fourth-quarter period.  Total operating (non-GAAP) gross profit margin was 52.6 percent in the 2013 fourth quarter compared with 52.3 percent in the 2012 fourth-quarter period, driven by an increase in Services and a mix to Software.

Expense

Total expense and other income was flat at $7.4 billion compared with the prior-year period.  S,G&A expense of $6.0 billion increased 1 percent year over year compared with prior-year expense.  R,D&E expense of $1.6 billion decreased 1 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $201 million compared with $227 million a year ago.  Other (income) and expense was income of $113 million compared with prior-year income of $47 million.  Interest expense increased to $113 million compared with $109 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 1 percent to $7.1 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.8 billion was flat compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion decreased 2 percent compared with the year-ago period.

***

Pre-tax income decreased 11 percent to $7.0 billion; total operating (non-GAAP) pre-tax income decreased 8 percent to $7.4 billion.  Pre-tax margin was 25.1 percent, down 1.6 points; total operating (non-GAAP) pre-tax margin was 26.8 percent, down 0.8 points.

IBM’s tax rate was 11.2 percent, down 14.3 points year over year; total operating (non-GAAP) tax rate was 11.0 percent, down 13.5 points compared to the year-ago period, due to discrete period tax items, including benefits from tax audit settlements.

Net income margin increased 2.4 points to 22.3 percent; total operating

(non-GAAP) net income margin was 23.9 percent, an increase of 3.0 points.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2013 was 1.08 billion compared with 1.14 billion shares in the same period of 2012.

In the quarter, IBM generated free cash flow of $8.4 billion excluding Global Financing receivables, down $1.1 billion year over year.

Full-Year 2013 Results

Net income for the year ended December 31, 2013 was $16.5 billion compared with $16.6 billion in the prior year, a decrease of 1 percent.  Operating (non-GAAP) net income was $18.0 billion compared with $17.6 billion in 2012, an increase of 2 percent.

Diluted earnings were $14.94 per share compared with $14.37 per diluted share in 2012, an increase of 4 percent.  Operating (non-GAAP) diluted earnings were $16.28 per share, compared with operating diluted earnings of $15.25 per share in 2012, an increase of 7 percent.  Operating (non-GAAP) diluted earnings per share, excluding second-quarter workforce rebalancing charges, were $16.99.

Revenues for 2013 totaled $99.8 billion, a decrease of 5 percent (down 2 percent adjusting for currency), compared with $104.5 billion in 2012.

GAAP - Operating (non-GAAP) Reconciliation

Operating (non-GAAP) diluted earnings for the year exclude $1.34 per share of net charges: $0.68 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.66 per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

From a geographic perspective, the Americas’ full-year revenues were $43.2 billion, a decrease of 3 percent (down 2 percent adjusting for currency) from the 2012 period.  Revenues from Europe/Middle East/Africa were $31.6 billion, flat year to year (down 2 percent, adjusting for currency).  Asia-Pacific revenues decreased 12 percent to $22.9 billion (down 3 percent adjusting for currency).  OEM revenues were $2.0 billion, down 13 percent compared with 2012 (down 12 percent adjusting for currency).

Growth Markets

Revenues from the company’s growth markets decreased 5 percent (down 2 percent, adjusting for currency), and represents 23 percent of IBM’s total geographic revenue.  Revenues in the BRIC countries — Brazil, Russia, India and China — decreased 8 percent (down 6 percent, adjusting for currency).

Segments

Software segment revenues in 2013 totaled $25.9 billion, an increase of 2 percent (up 3 percent, adjusting for currency).  Total Global Services revenues decreased 3 percent (flat adjusting for currency).  Revenues from the Global Technology Services segment totaled $38.6 billion, a decrease of 4 percent (down 1 percent, adjusting for currency) compared with 2012.  Revenues from the Global Business Services segment were $18.4 billion, down 1 percent (up 3 percent, adjusting for currency).  Global Financing segment revenues totaled $2.0 billion, flat year to year (up 3 percent, adjusting for currency).  Systems and Technology segment revenues were $14.4 billion, a decrease of 19 percent (down 18 percent, adjusting for currency).

***

The company’s total gross profit margin was 48.6 percent in 2013 compared with 48.1 percent in 2012.  Overall gross profit margins improved year over year for the 10th consecutive year.  Total operating (non-GAAP) gross profit margin was 49.7 percent in the 2013 period compared with 48.7 percent in the 2012 period, with an increase in Services and a mix to Software.

The weighted-average number of diluted common shares outstanding in 2013 was 1.10 billion compared with 1.16 billion shares in 2012.  As of December 31, 2013, there were 1.05 billion basic common shares outstanding.

Debt, including Global Financing, totaled $39.7 billion, compared with $33.3 billion at year-end 2012.  From a management segment view, Global Financing debt totaled $27.5 billion versus $24.5 billion at year-end 2012, resulting in a debt-to-equity ratio of 7.2 to 1.  Non-global financing debt totaled $12.2 billion, an increase of $3.4 billion since year-end 2012, resulting in a debt-to-capitalization ratio of 39.0 percent, up from 36.1 percent.

IBM ended 2013 with $11.1 billion of cash on hand and generated free cash flow of $15.0 billion excluding Global Financing receivables, down approximately $3.2 billion year over year.  The company returned $17.9 billion to shareholders through $4.1 billion in dividends and $13.9 billion of gross share repurchases.  The company’s balance sheet remains strong and is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•             presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•             presenting non-global financing debt-to-capitalization ratio;

•             adjusting for free cash flow;

•             adjusting for currency (i.e., at constant currency);

•             adjusting for workforce rebalancing.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary

Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/4q13.phtml.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Percent			Percent
	2013	2012	Change	2013	2012	Change

REVENUE

Global Technology Services	$9,917	$10,284	-3.6%	$38,551	$40,236	-4.2%
Gross profit margin	38.8%	37.6%		38.1%	36.6%

Global Business Services	4,747	4,720	0.6%	18,396	18,566	-0.9%
Gross profit margin	30.7%	29.9%		30.9%	30.0%

Software	8,140	7,915	2.8%	25,932	25,448	1.9%
Gross profit margin	90.5%	90.6%		88.8%	88.7%

System and Technology	4,261	5,763	-26.1%	14,371	17,667	-18.7%
Gross profit margin	38.6%	44.1%		35.6%	39.1%

Global Financing	534	535	-0.1%	2,022	2,013	0.4%
Gross profit margin	43.3%	43.8%		45.6%	46.5%

Other	100	87	15.2%	478	577	-17.1%
Gross profit margin	-234.8%	-73.2%		-195.6%	-71.6%

TOTAL REVENUE	27,699	29,304	-5.5%	99,751	104,507	-4.6%

GROSS PROFIT	14,315	15,167	-5.6%	48,505	50,298	-3.6%
Gross profit margin	51.7%	51.8%		48.6%	48.1%

EXPENSE AND OTHER INCOME

S,G&A	5,989	5,921	1.2%	23,502	23,553	-0.2%
Expense to revenue	21.6%	20.2%		23.6%	22.5%

R,D&E	1,566	1,580	-0.9%	6,226	6,302	-1.2%
Expense to revenue	5.7%	5.4%		6.2%	6.0%

Intellectual property and custom development income	(201)	(227)	-11.5%	(822)	(1,074)	-23.5%

Other (income) and expense	(113)	(47)	142.5%	(327)	(843)	-61.2%

Interest expense	113	109	3.6%	402	459	-12.5%

TOTAL EXPENSE AND OTHER INCOME	7,353	7,336	0.2%	28,981	28,396	2.1%
Expense to revenue	26.5%	25.0%		29.1%	27.2%

INCOME BEFORE INCOME TAXES	6,962	7,831	-11.1%	19,524	21,902	-10.9%
Pre-tax margin	25.1%	26.7%		19.6%	21.0%

Provision for income taxes	777	1,998	-61.1%	3,041	5,298	-42.6%
Effective tax rate	11.2%	25.5%		15.6%	24.2%

NET INCOME	$6,185	$5,833	6.0%	$16,483	$16,604	-0.7%
Net income margin	22.3%	19.9%		16.5%	15.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$5.73	$5.13	11.7%	$14.94	$14.37	4.0%
BASIC	$5.77	$5.19	11.2%	$15.06	$14.53	3.6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,080.0	1,136.4		1,103.0	1,155.4
BASIC	1,072.5	1,124.7		1,094.5	1,142.5

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At	At
	December 31,	December 31,
(Dollars in Millions)	2013	2012

ASSETS:

Current Assets:
Cash and cash equivalents	$10,716	$10,412
Marketable securities	350	717
Notes and accounts receivable - trade
(net of allowances of $291 in 2013 and $255 in 2012)	10,465	10,667
Short-term financing receivables
(net of allowances of $308 in 2013 and $288 in 2012)	19,787	18,038
Other accounts receivable
(net of allowances of $36 in 2013 and $17 in 2012)	1,584	1,873
Inventories, at lower of average cost or market:
Finished goods	444	475
Work in process and raw materials	1,866	1,812

Total inventories	2,310	2,287
Deferred taxes	1,651	1,415
Prepaid expenses and other current assets	4,488	4,024

Total Current Assets	51,350	49,433

Property, plant and equipment	40,475	40,501
Less: Accumulated depreciation	26,654	26,505

Property, plant and equipment - net	13,821	13,996
Long-term financing receivables
(net of allowances of $80 in 2013 and $66 in 2012)	12,755	12,812
Prepaid pension assets	5,551	945
Deferred taxes	3,051	3,973
Goodwill	31,184	29,247
Intangible assets - net	3,871	3,787
Investments and sundry assets	4,639	5,021

Total Assets	$126,223	$119,213

LIABILITIES:

Current Liabilities:
Taxes	$4,633	$4,948
Short-term debt	6,862	9,181
Accounts payable	7,461	7,952
Compensation and benefits	3,893	4,745
Deferred income	12,557	11,952
Other accrued expenses and liabilities	4,748	4,847

Total Current Liabilities	40,154	43,625

Long-term debt	32,856	24,088
Retirement and nonpension postretirement benefit obligations	16,242	20,418
Deferred income	4,108	4,491
Other liabilities	9,934	7,607

Total Liabilities	103,294	100,229

EQUITY:

IBM Stockholders’ Equity:
Common stock	51,594	50,110
Retained earnings	130,042	117,641
Treasury stock — at cost	(137,242)	(123,131)
Accumulated other comprehensive income/(loss)	(21,602)	(25,759)

Total IBM stockholders’ equity	22,792	18,860

Noncontrolling interests	137	124

Total Equity	22,929	18,984

Total Liabilities and Equity	$126,223	$119,213

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2013	2012	2013	2012

Net Cash from Operating Activities per GAAP:	$6,528	$6,346	$17,485	$19,586

Less: the change in Global Financing (GF) Receivables	(2,932)	(4,151)	(1,304)	(2,906)

Net Cash from Operating Activities
(Excluding GF Receivables)	9,460	10,497	18,789	22,492

Capital Expenditures, Net	(1,059)	(981)	(3,768)	(4,307)

Free Cash Flow
(Excluding GF Receivables)	8,401	9,515	15,021	18,185

Acquisitions	(495)	(1,455)	(3,056)	(3,722)
Divestitures	50	13	297	599
Dividends	(1,025)	(957)	(4,058)	(3,773)
Share Repurchase	(5,797)	(3,006)	(13,859)	(11,995)
Non-GF Debt	1,637	(1,571)	3,193	713
Other (includes GF Receivables, and GF Debt)	(1,937)	(3,664)	2,400	(802)

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$834	$(1,125)	$(63)	$(794)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,917	$262	$10,179	$1,989	19.5%
Y-T-Y change	-3.6%	-11.9%	-3.8%	-1.9%

Global Business Services	4,747	169	4,915	940	19.1%
Y-T-Y change	0.6%	-7.0%	0.3%	11.7%

Software	8,140	878	9,018	4,239	47.0%
Y-T-Y change	2.8%	7.7%	3.3%	5.5%

Systems and Technology	4,261	170	4,431	206	4.7%
Y-T-Y change	-26.1%	-8.4%	-25.5%	-78.8%

Global Financing	534	654	1,188	589	49.6%
Y-T-Y change	-0.1%	15.1%	7.7%	13.8%

TOTAL REPORTABLE SEGMENTS	$27,599	$2,133	$29,732	$7,964	26.8%
Y-T-Y change	-5.5%	4.2%	-4.9%	-4.9%

Eliminations / Other	100	(2,133)	(2,033)	(1,002)

TOTAL IBM CONSOLIDATED	$27,699	$0	$27,699	$6,962	25.1%
Y-T-Y change	-5.5%		-5.5%	-11.1%

	FOURTH-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS
Global Technology Services	$10,284	$297	$10,581	$2,027	19.2%
Global Business Services	4,720	181	4,901	841	17.2%
Software	7,915	815	8,730	4,017	46.0%
Systems and Technology	5,763	186	5,949	974	16.4%
Global Financing	535	568	1,103	518	46.9%
TOTAL REPORTABLE SEGMENTS	$29,217	$2,048	$31,265	$8,377	26.8%
Eliminations / Other	87	(2,048)	(1,961)	(546)
TOTAL IBM CONSOLIDATED	$29,304	$0	$29,304	$7,831	26.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE-MONTHS 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$38,551	$1,063	$39,615	$6,983	17.6%
Y-T-Y change	-4.2%	-8.8%	-4.3%	0.3%

Global Business Services	18,396	714	19,109	3,214	16.8%
Y-T-Y change	-0.9%	-0.8%	-0.9%	7.7%

Software	25,932	3,191	29,123	11,106	38.1%
Y-T-Y change	1.9%	-2.5%	1.4%	2.7%

Systems and Technology	14,371	593	14,964	(507)	-3.4%
Y-T-Y change	-18.7%	-12.4%	-18.4%	-141.3%

Global Financing	2,022	2,282	4,304	2,171	50.4%
Y-T-Y change	0.4%	10.8%	5.7%	6.8%

TOTAL REPORTABLE SEGMENTS	$99,273	$7,843	$107,115	$22,967	21.4%
Y-T-Y change	-4.5%	-0.7%	-4.2%	-4.4%

Eliminations / Other	478	(7,843)	(7,365)	(3,443)

TOTAL IBM CONSOLIDATED	$99,751	$0	$99,751	$19,524	19.6%
Y-T-Y change	-4.6%		-4.6%	-10.9%

	TWELVE-MONTHS 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS
Global Technology Services	$40,236	$1,166	$41,402	$6,961	16.8%
Global Business Services	18,566	719	19,286	2,983	15.5%
Software	25,448	3,274	28,722	10,810	37.6%
Systems and Technology	17,667	676	18,343	1,227	6.7%
Global Financing	2,013	2,060	4,073	2,034	49.9%
TOTAL REPORTABLE SEGMENTS	$103,930	$7,896	$111,826	$24,015	21.5%
Eliminations / Other	577	(7,896)	(7,319)	(2,113)
TOTAL IBM CONSOLIDATED	$104,507	$0	$104,507	$21,902	21.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	FOURTH-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$14,315	$105		$154		$14,574
Gross Profit Margin	51.7%	0.4	Pts	0.6	Pts	52.6%
S,G&A	5,989	(101)		(90)		5,798
R,D&E	1,566	0		(14)		1,552
Other (Income) & Expense	(113)	(8)		0		(121)
Total Expense & Other (Income)	7,353	(109)		(104)		7,140
Pre-Tax Income	6,962	213		258		7,434
Pre-Tax Income Margin	25.1%	0.8	Pts	0.9	Pts	26.8%
Provision for Income Taxes***	777	(55)		94		817
Effective Tax Rate	11.2%	-1.1	Pts	0.9	Pts	11.0%
Net Income	6,185	268		164		6,617
Net Income Margin	22.3%	1.0	Pts	0.6	Pts	23.9%
Diluted Earnings Per Share	$5.73	$0.25		$0.15		$6.13

	FOURTH-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$15,167	$100		$60		$15,327
Gross Profit Margin	51.8%	0.3	Pts	0.2	Pts	52.3%
S,G&A	5,921	(91)		(29)		5,801
R,D&E	1,580	0		6		1,586
Other (Income) & Expense	(47)	(7)		0		(54)
Total Expense & Other (Income)	7,336	(98)		(23)		7,215
Pre-Tax Income	7,831	198		83		8,112
Pre-Tax Income Margin	26.7%	0.7	Pts	0.3	Pts	27.7%
Provision for Income Taxes***	1,998	(45)		30		1,983
Effective Tax Rate	25.5%	-1.2	Pts	0.1	Pts	24.4%
Net Income	5,833	243		53		6,129
Net Income Margin	19.9%	0.8	Pts	0.2	Pts	20.9%
Diluted Earnings Per Share	$5.13	$0.21		$0.05		$5.39

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	TWELVE-MONTHS 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$48,505	$394		$629		$49,527
Gross Profit Margin	48.6%	0.4	Pts	0.6	Pts	49.7%
S,G&A	23,502	(394)		(376)		22,731
R,D&E	6,226	0		(57)		6,170
Other (Income) & Expense	(327)	(16)		0		(343)
Total Expense & Other (Income)	28,981	(410)		(433)		28,137
Pre-Tax Income	19,524	804		1,062		21,390
Pre-Tax Income Margin	19.6%	0.8	Pts	1.1	Pts	21.4%
Provision for Income Taxes***	3,041	57		333		3,431
Effective Tax Rate	15.6%	-0.3	Pts	0.8	Pts	16.0%
Net Income	16,483	747		729		17,959
Net Income Margin	16.5%	0.7	Pts	0.7	Pts	18.0%
Diluted Earnings Per Share	$14.94	$0.68		$0.66		$16.28

	TWELVE-MONTHS 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$50,298	$376		$264		$50,938
Gross Profit Margin	48.1%	0.4	Pts	0.3	Pts	48.7%
S,G&A	23,553	(349)		(294)		22,910
R,D&E	6,302	0		20		6,322
Other (Income) & Expense	(843)	(13)		0		(857)
Total Expense & Other (Income)	28,396	(363)		(274)		27,760
Pre-Tax Income	21,902	739		538		23,179
Pre-Tax Income Margin	21.0%	0.7	Pts	0.5	Pts	22.2%
Provision for Income Taxes***	5,298	98		156		5,552
Effective Tax Rate	24.2%	-0.4	Pts	0.1	Pts	24.0%
Net Income	16,604	641		381		17,627
Net Income Margin	15.9%	0.6	Pts	0.4	Pts	16.9%
Diluted Earnings Per Share	$14.37	$0.55		$0.33		$15.25

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-525-8476
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

4Q 2013 Earnings Presentation January 21, 2014

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/4q13/ The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated January 21, 2014.

2013 Summary Continue to expect at least $20 Operating EPS in 2015 Momentum in key growth areas drives mix to higher value Software and GBS Software growth across the portfolio Services revenue performance stable, growth led by GBS Hardware impacted by product cycle and business model challenges Maintained high investment level, targeted to key growth areas Expanded gross and net margins Improving business mix Ongoing productivity initiatives Lower tax rate Significant shareholder returns (2%) (3%) @CC (5%) $99.8 (5%) $27.7 Revenue $16.28 $ FY13 7% Yr/Yr 4Q13 Yr/Yr $ 14% $6.13 Operating (Non-GAAP) EPS

Key Financial Metrics 13.5 pts 11.0% Tax Rate 3.0 pts 23.9% NI Margin (0.8 pts) 26.8% PTI Margin 0.3 pts 52.6% GP Margin B/(W) Yr/Yr 4Q13 P&L Ratios (Operating) 8% $6.6 NI – Operating (3%) @CC (8%) $7.4 PTI – Operating 14% $6.13 EPS – Operating (5%) $27.7 Revenue B/(W) Yr/Yr 4Q13 P&L Highlights 4.1 13.9 $15.0 Last 12 Mos. Cash Balance @ Dec. 31 Dividends Share Repurchase (Gross) Free Cash Flow (excl GF Receivables) Cash Highlights 11.1 1.0 5.8 $8.4 4Q13 $ in Billions, except EPS

Revenue by Geography (2%) (3%) Major Markets (6%) (9%) Growth Markets (11%) (14%) BRIC Countries (2%) 1% 9.2 Europe/ME/A (3%) (5%) $27.2 Total Geographies (3%) (5%) $27.7 IBM 4Q13 (6%) (16%) 5.9 Asia Pacific (2%) (3%) $12.2 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac U.S. -3% EMEA Canada/ LA Japan +4% @CC OEM -33%

Revenue and Gross Profit Margin by Segment 52.6% 43.3% 38.6% 90.5% 30.7% 38.8% 4Q13 0.3 pts (0.4 pts) (5.5 pts) (0.1 pts) 0.7 pts 1.2 pts B/(W) Yr/Yr Pts 4% 3% 8.1 Software 4Q13 (3%) (5%) $27.7 Total Revenue & Op. GP Margin 3% Flat 0.5 Global Financing (25%) (26%) 4.3 Systems & Technology 4% 1% 4.7 Global Business Services (1%) (4%) $9.9 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Operating Gross Profit Margin Revenue Margin expansion driven by Services and mix to Software

Expense Summary 126% (0.1) Other (Income)/Expense 1 pts 3 pts 0 pts Base (2 pts) 2 pts 1% $7.1 Operating Expense & Other Income (4%) 0.1 Interest Expense (12%) (0.2) IP and Development Income (2 pts) 0 pts 2% 1.6 RD&E – Operating (2 pts) 2 pts Flat $5.8 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 4Q13 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Within base expense, productivity savings reinvested to growth areas

(2%) $2.0 Pre-Tax Income 0.4 pts 19.5% PTI Margin @CC Rptd 4Q13 1.2 pts 38.8% Gross Margin (External) (1%) (4%) $9.9 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Continued margin expansion 4Q13 Revenue (% of Total Services) $ in Billions 12% $0.9 Pre-Tax Income 2.0 pts 19.1% PTI Margin @CC Rptd 4Q13 0.7 pts 30.7% Gross Margin (External) 4% 1% $4.7 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q13 @CC Rptd GTS 5% 6% (2%) Flat Flat (1%) 2% Services Backlog $143B 3% Consulting & Systems Integration (7%) GBS Outsourcing GBS Yr/Yr 4Q13 Revenue (2%) Maintenance (3%) Integrated Technology Services (4%) GTS Outsourcing GTS Outsourcing 39% GBS C&SI 25% Maint. 12% ITS 17% GBS Outsourcing 7%

Software Segment 6% $4.2 Pre-Tax Income @CC Rptd 4Q13 1.0 pts 47.0% PTI Margin (0.1 pts) 90.5% Gross Margin (External) 4% 3% $8.1 Revenue (External) B/(W) Yr/Yr @CC Rptd 4% 4% 6% 1% 3% 1% 5% 15% 3% Total Software 4% Total Middleware 5% Key Branded Middleware Flat Rational 2% Social Workforce Solutions Yr/Yr 4Q13 Revenue 1% Tivoli 5% Information Management 14% WebSphere Family 4Q13 Revenue (% of Total Software) Key Branded Middleware 71% Operating Systems 9% Other Middleware 14% Other 6% $ in Billions Growth across the Branded Middleware portfolio

Systems & Technology Segment (79%) $0.2 Pre-Tax Income @CC Rptd 4Q13 (11.7 pts) 4.7% PTI Margin (5.5 pts) 38.6% Gross Margin (External) (25%) (26%) $4.3 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q13 Revenue (% of Total Sys & Tech) Yr/Yr 4Q13 Revenue (25%) (33%) (25%) (12%) (15%) (31%) (37%) @CC (31%) Power Systems (25%) Total Systems (26%) Total Systems & Technology (33%) Microelectronics OEM (13%) Storage (16%) System x Rptd (37%) System z System z product cycle; business model challenges in other brands Servers 69% Storage 22% Micro OEM 9%

Cash Flow Analysis $0.7 3.2 2.5 (1.9) (0.3) (0.3) 0.7 (3.2) 0.5 (3.7) 1.6 ($2.1) B/(W) Yr/Yr ($0.1) $2.0 $0.8 Change in Cash & Marketable Securities 2.4 3.2 (13.9) (4.1) 0.3 (3.1) 15.0 (3.8) 18.8 (1.3) $17.5 FY13 1.7 (1.9) Other (includes GF A/R & GF Debt) 3.2 1.6 Non-GF Debt (2.8) (5.8) Share Repurchases (Gross) (0.1) (1.0) Dividends 0.0 0.1 Divestitures 1.0 (0.5) Acquisitions (1.1) 8.4 Free Cash Flow (excluding GF Receivables) (0.1) (1.1) Net Capital Expenditures B/(W) Yr/Yr 4Q13 (1.0) 9.5 Net Cash from Operations (excluding GF Receivables) 1.2 (2.9) Less: Global Financing Receivables $0.2 $6.5 Net Cash from Operations $ in Billions

7.2 39% 22.9 103.3 39.7 27.5 12.2 63.6 126.2 38.7 76.5 $11.1 Dec. 13 7.0 36% 19.0 100.2 33.3 24.5 8.8 67.0 119.2 37.5 70.6 $11.1 Dec. 12 Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt* Global Financing Leverage Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

FY 2013 Summary 2010 2015e $11.67 At least $20 2011 $13.44 2012 $15.25 Continued momentum in key growth areas Smarter Planet ~20% yr/yr Business Analytics +9% yr/yr Cloud 69% yr/yr Delivered profit growth in Software, Services and Financing, while Hardware declined Invested in innovation and continued portfolio transformation Maintained high levels of investment R&D $6B, Capital $4B, Acquisitions $3B Strengthened capabilities in analytics, social, mobile, cloud, security Announced divestiture of customer care BPO business Significant shareholder returns Share repurchase (gross) $14B, Dividends $4B 2013 $16.28 Expect at least $18.00 Operating EPS in 2014 2014e $18.00+ Operating EPS

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Operating EPS Bridge – 4Q12 to 4Q13 and FY12 to FY13 Key Financial Metrics – FY 2013 Revenue by Geography – FY 2013 Revenue and Gross Profit Margin by Segment – FY 2013 Revenue by Key Industry Sales Unit – 4Q and FY 2013 Expense Summary – FY 2013 Cash Flow (FAS 95) Retirement-Related Charges Retirement-Related Charges Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Workforce Rebalancing, Retail Store Solutions (RSS) Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 4Q 2013 GAAP to Operating (Non-GAAP) Bridge – 4Q 2012 GAAP to Operating (Non-GAAP) Bridge – FY 2013 GAAP to Operating (Non-GAAP) Bridge – FY 2012 GAAP to Operating (Non-GAAP) Bridge – 4Q 2013 and 4Q 2012 GAAP to Operating (Non-GAAP) Bridge – FY 2013 and FY 2012 Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q13 Reconciliation of B/(W) Yr/Yr Expense Drivers – FY13 Reconciliation of Operating EPS Bridge 4Q12 to 4Q13 Reconciliation of Operating EPS Bridge FY12 to FY13 Reconciliation of Debt-to-Capital Ratio Reconciliation of Free Cash Flow (excluding GF Receivables) – 3 months ended 9/30/13 Reconciliation of Revenue Growth Reconciliation of Consolidated EPS Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison ~(1 pts) (7%) 5% 2% FY14 (3%) (2 pts) (0.6) (5%) $27.7 Yr/Yr (US$B) ~(1 pts) (4%) 2% 0% 4Q14 ~0 pts (5%) 6% 2% 3Q14 ~(2 pts) (13%) 6% 3% 1Q14 ~(0-1 pts) (6%) 7% 4% 2Q14 104 0.61 0.74 1/17 Spot (2 pts) (24%) 1% 5% Yr/Yr 100 0.62 0.73 4Q13 (2.5 pts) (26%) (2%) 6% Yr/Yr 3Q13 IBM Revenue Impact 99 Yen 0.64 Pound 0.75 Euro Yr/Yr @ 1/17 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

Supplemental Segment Information – 4Q 2013 ($1) Quarter-to-Quarter ($4) Year-to-Year Change in Backlog due to Currency 15% 11% $9.3 Outsourcing - GTS O/S, GBS O/S (AMS) (11%) (14%) 8.2 Transactional - ITS, Consulting & AMS SI (incl. US Federal) 1% (2%) $17.5 Total Signings Backlog $ in Billions @CC Yr/Yr 4Q13 5% 2% $143 Total Backlog 5% 1% $91 Outsourcing Backlog Signings @CC Yr/Yr 4Q13 Note: Actual backlog calculated using December 31 currency spot rates (1%) (4%) Total GTS Flat (2%) Maintenance 4% 1% Total GBS Flat (2%) Maintenance Flat (3%) Integrated Tech Services 6% 3% GBS C&SI (1%) (5%) Total Outsourcing @CC Yr/Yr 4% Flat Total Transactional Revenue Growth (2%) (7%) GBS Outsourcing (1%) (4%) GTS Outsourcing Global Services Revenue Global Services Backlog / Signings Supplemental Materials

Supplemental Segment Information – 4Q 2013 Share GP% @CC Yr/Yr (25%) (33%) (25%) (12%) (15%) (31%) (37%) = (26%) Total Sys & Tech (33%) Microelectronics OEM (25%) Total Systems (13%) Storage (16%) System x Revenue Growth (31%) Power Systems (37%) System z Supplemental Materials Systems & Technology Software Revenue Growth 4% 3% Total Software 2% 1% Other Software/Services (2%) (3%) Operating Systems 4% 4% Total Middleware (4%) (5%) Other Middleware 6% 5% Key Branded Middleware 1% Flat Rational 3% 2% Social Workforce Sols. @CC Yr/Yr 1% 1% Tivoli 5% 5% Information Management 15% 14% WebSphere Family

19 19 Global Financing Portfolio 4Q13 – $31.9B Net External Receivables Supplemental Materials Non-Investment Grade 41% Investment Grade 59% 4Q13 3Q13 4Q12 Identified Loss Rate 0.8% 1.0% 0.8% Anticipated Loss Rate 0.4% 0.3% 0.4% Reserve Coverage 1.2% 1.3% 1.2% Client Days Delinquent Outstanding 3.3 3.0 2.5 Commercial A/R > 30 Days $ 43 M $ 44 M $ 22 M 21% 38% 20% 12% 2% 7% 0% 10% 20% 30% 40% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

4Q12 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 4Q13 Operating EPS Operating EPS Bridge 4Q12 to 4Q13 FY12 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases FY13 Operating EPS FY12 to FY13 $5.39 ($0.29) $0.73 $0.30 $6.13 $15.25 ($0.69) $0.98 $0.74 $16.28 Supplemental Materials

Key Financial Metrics – FY 2013 7.9 pts 16.0% Tax Rate 1.1 pts 18.0% NI Margin (0.7 pts) 21.4% PTI Margin 0.9 pts 49.7% GP Margin B/(W) Yr/Yr FY13 P&L Ratios (Operating) (2%) @CC (8%) $21.4 PTI – Operating 7% $16.28 EPS – Operating (5%) $99.8 Revenue B/(W) Yr/Yr FY13 P&L Highlights Cash Balance @ Dec. 31 Dividends Share Repurchase (Gross) Free Cash Flow (excl GF Receivables) Cash Highlights 11.1 4.1 13.9 $15.0 FY13 $ in Billions, except EPS Supplemental Materials

Revenue by Geography – FY 2013 (2%) (4%) Major Markets (2%) (5%) Growth Markets (6%) (8%) BRIC Countries (2%) Flat 31.6 Europe/ME/A (2%) (4%) $97.8 Total Geographies (2%) (5%) $99.8 IBM FY13 (3%) (12%) 22.9 Asia Pacific (2%) (3%) $43.2 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac U.S. -3% EMEA Canada/ LA Japan +4% @CC OEM -13% Supplemental Materials

Revenue and Gross Profit Margin by Segment – FY 2013 49.7% 45.6% 35.6% 88.8% 30.9% 38.1% FY13 0.9 pts (0.9 pts) (3.5 pts) 0.1 pts 0.9 pts 1.5 pts B/(W) Yr/Yr Pts @CC 3% 2% 25.9 Software FY13 (2%) (5%) $99.8 Total IBM 3% Flat 2.0 Global Financing (18%) (19%) 14.4 Systems & Technology 3% (1%) 18.4 Global Business Services (1%) (4%) $38.6 Global Technology Services Rptd $ in Billions B/(W) Yr/Yr Supplemental Materials Operating Gross Profit Margin Revenue

 (3%) (5%) $27.7 Total IBM (1%) (3%) 9.7 General Business 4Q13 (13%) (15%) 1.8 Communications (5%) (6%) 1.8 Distribution (4%) (7%) 2.0 Industrial (6%) (7%) 3.1 Public 1% (3%) $7.8 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit – 4Q & FY 2013 $ in Billions (2%) (5%) $99.8 (2%) (4%) 34.7 FY13 (10%) (11%) 7.0 (5%) (7%) 6.6 (1%) (4%) 7.6 (5%) (5%) 11.6 2% (1%) $26.8 B/(W) Yr/Yr Rptd @CC Supplemental Materials * Reclassified to conform with 2013 presentation; reflects coverage model change in certain geographies

Expense Summary – FY 2013 (60%) (0.3) Other (Income)/Expense (1 pts) 4 pts 1 pts Base (2 pts) 1 pts (1%) $28.1 Operating Expense & Other Income 12% 0.4 Interest Expense (23%) (0.8) IP and Development Income (2 pts) 0 pts 2% 6.2 RD&E – Operating (1 pts) 1 pts 1% $22.7 SG&A – Operating Acq.* Currency B/(W) Yr/Yr FY13 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Supplemental Materials

Cash Flow (FAS 95) $0.3 0.0 (9.9) 1.1 (13.9) (4.1) 7.0 (7.3) (0.8) (3.1) 0.3 (3.8) 17.5 (1.3) (3.0) 0.6 4.7 $16.5 FY13 $0.6 0.0 (3.0) 0.2 (5.8) (1.0) 3.6 (2.9) (1.4) (0.5) 0.1 (1.1) 6.5 (2.9) 1.9 0.2 1.2 $6.2 4Q13 ($1.5) (0.1) (12.0) 1.5 (12.0) (3.8) 2.3 (9.0) (1.6) (3.7) 0.6 (4.3) 19.6 (2.9) 0.5 0.7 4.7 $16.6 FY12 ($1.5) 0.0 (3.8) 0.3 (3.0) (1.0) (0.2) (4.1) (1.7) (1.5) 0.0 (1.0) 6.3 (4.2) 3.3 0.2 1.2 $5.8 4Q12 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases (Gross) Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

($0.3) ($1.8) ($1.8) ($1.8) ($1.9) $0.1 Pre-Tax Retirement-Related (Cost) / Income ($B) Funded Status* Expected ROA Actual ROA Discount Rate US WW WW WW WW YE 2012 98% 94% 7.3% 11.1% 3.4% YE 2013 109% 102% 7.2% 7.1% 3.9% ($1.4) ($1.6) ($0.9) ($1.1) ($1.5) ($1.7) ($1.3) Retirement-Related Cash Drivers ($B) $0.1 $0.4 $0.5 Non-Operating Projection based on Dec ‘13 assumptions Actual ($1.9) ($1.8) ($1.9) ($1.8) ($1.9) ($1.9) ($1.8) ($1.8) ($1.9) ($1.8) Operating * Tax-qualified plans ($0.5) ($1.1) Retirement-Related Charges Supplemental Materials 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

($0.3) ($1.8) Pre-Tax Retirement-Related (Cost) / Income ($B) Funded Status* Expected ROA Actual ROA Discount Rate US WW WW WW WW YE 2012 98% 94% 7.3% 11.1% 3.4% YE 2013 109% 102% 7.2% 7.1% 3.9% Upside 7.2% 14.0% 4.4% Downside 7.2% 0.0% 3.4% ($1.4) ($1.6) ($0.9) ($1.1) ($1.5) ($1.7) ($1.3) Retirement-Related Cash Drivers ($B) $0.1 $0.4 $0.5 Non-Operating Projection based on Dec ‘13 assumptions Actual ($1.9) ($1.9) ($1.8) ($1.8) ($1.9) ($1.8) Operating * Tax-qualified plans Downside Case Upside Case ~$1B Range ($0.5) ($1.1) ($1.8) ($1.8) ($1.9) ($1.9) ($1.8) ($1.9) ($1.8) Supplemental Materials Retirement-Related Charges $0.1 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Workforce Rebalancing On April 18, 2013, the company announced it expected to take most of its workforce rebalancing actions for 2013 in the second quarter as compared to 2012 when these actions were distributed across the four quarters of the year. The company took $1 billion workforce rebalancing charge in the second quarter. Management believes that presenting certain financial information without this item is most indicative of operational trajectory. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2014 Expectations $17.00 $18.00+ $0.76 $0.73 $0.03 $0.24 The above serves to reconcile the Non-GAAP financial information contained in “FY 2013 Summary” discussion in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through December 31, 2013

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $14,315 $105 $154 $14,574 SG&A 5,989 (101) (90) 5,798 RD&E 1,566 0 (14) 1,552 Other (Income) & Expense (113) (8) 0 (121) Total Operating Expense & Other (Income) 7,353 (109) (104) 7,140 Pre-Tax Income 6,962 213 258 7,434 Tax *** 777 (55) 94 817 Net Income 6,185 268 164 6,617 Diluted Earnings Per Share $5.73 $0.25 $0.15 $6.13 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2013 Summary” ,“Key Financial Metrics” and ”Expense Summary” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2012 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $15,167 $100 $60 $15,327 SG&A 5,921 (91) (29) 5,801 RD&E 1,580 0 6 1,586 Other (Income) & Expense (47) (7) 0 (54) Total Operating Expense & Other (Income) 7,336 (98) (23) 7,215 Pre-Tax Income 7,831 198 83 8,112 Tax *** 1,998 (45) 30 1,983 Net Income 5,833 243 53 6,129 Diluted Earnings Per Share $5.13 $0.21 $0.05 $5.39 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2013 Summary,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $48,505 $394 $629 $49,527 SG&A 23,502 (394) (376) 22,731 RD&E 6,226 0 (57) 6,170 Other (Income) & Expense (327) (16) 0 (343) Total Operating Expense & Other (Income) 28,981 (410) (433) 28,137 Pre-Tax Income 19,524 804 1,062 21,390 Tax *** 3,041 57 333 3,431 Net Income 16,483 747 729 17,959 Diluted Earnings Per Share $14.94 $0.68 $0.66 $16.28 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2013 Summary” , “Key Financial Metrics- FY 2013” and “FY 2013 Summary” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2012 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $50,298 $376 $264 $50,938 SG&A 23,553 (349) (294) 22,910 RD&E 6,302 0 20 6,322 Other (Income) & Expense (843) (13) 0 (857) Total Operating Expense & Other (Income) 28,396 (363) (274) 27,760 Pre-Tax Income 21,902 739 538 23,179 Tax *** 5,298 98 156 5,552 Net Income 16,604 641 381 17,627 Diluted Earnings Per Share $14.37 $0.55 $0.33 $15.25 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2013 Summary”, “ Key Financial Metrics – FY 2013” and “FY 2013 Summary” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

4Q 2013 GAAP Acquisition-related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 51.7% 0.4 pts 0.6 pts 52.6% PTI Margin 25.1% 0.8 pts 0.9 pts 26.8% Tax Rate *** 11.2% (1.1 pts) 0.9 pts 11.0% Net Income Margin 22.3% 1.0 pts 0.6 pts 23.9% 4Q 2012 Gross Profit Margin 51.8% 0.3 pts 0.2 pts 52.3% PTI Margin 26.7% 0.7 pts 0.3 pts 27.7% Tax Rate *** 25.5% (1.2 pts) 0.1 pts 24.4% Net Income Margin 19.9% 0.8 pts 0.2 pts 20.9% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the ”2013 Summary” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2013 and 4Q 2012 Supplemental Materials

FY 2013 GAAP Acquisition-related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 48.6% 0.4 pts 0.6 pts 49.7% PTI Margin 19.6% 0.8 pts 1.1 pts 21.4% Tax Rate *** 15.6% (0.3 pts) 0.8 pts 16.0% Net Income Margin 16.5% 0.7 pts 0.7 pts 18.0% FY 2012 Gross Profit Margin 48.1% 0.4 pts 0.3 pts 48.7% PTI Margin 21.0% 0.7 pts 0.5 pts 22.2% Tax Rate *** 24.2% (0.4 pts) 0.1 pts 24.0% Net Income Margin 15.9% 0.6 pts 0.4 pts 16.9% Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2013 and FY 2012 Supplemental Materials * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2013 Summary” and “Key Financial Metrics –FY 2013” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 2 pts 0 pts 2 pts Acquisitions (2 pts) 0 pts (2 pts) Base (1 pts) 1 pts 0 pts RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 2 pts 1 pts 3 pts Operating Expense & Other Income Currency 2 pts 0 pts 2 pts Acquisitions (2 pts) 0 pts (2 pts) Base 0 pts 1 pts 1 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q13

 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (1 pts) Base 1 pts 0 pts 1 pts RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 3 pts 1 pts 4 pts Operating Expense & Other Income Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (2 pts) Base (1 pts) 0 pts (1 pts) Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary – FY 2013” discussion in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – FY13

IBM
Supplemental Materials

Non-GAAP Supplemental Materials

Reconciliation of Operating EPS Bridge 4Q12 to 4Q13

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
4Q12 EPS	$5.13	$0.21	$0.05	$5.39
Revenue growth @ actual	(0.28)	(0.01)	0.00	(0.29)
Margin expansion	0.60	0.04	0.09	0.73
Share repurchases	0.28	0.01	0.01	0.30
4Q13 EPS	$5.73	$0.25	$0.15	$6.13

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

The above serves to reconcile the Non-GAAP financial information contained in the "Operating EPS Bridge – 4Q12 to 4Q13" discussion in the company's earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

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IBM
Supplemental Materials

Non-GAAP Supplemental Materials

Reconciliation of Operating EPS Bridge FY12 to FY13

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
FY12 EPS	$14.37	$0.55	$0.33	$15.25
Revenue growth @ actual	(0.65)	(0.03)	(0.01)	(0.69)
Margin expansion	0.54	0.13	0.31	0.98
Share repurchases	0.68	0.03	0.03	0.74
FY13 EPS	$14.94	$0.68	$0.66	$16.28

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

The above serves to reconcile the Non-GAAP financial information contained in the "Operating EPS Bridge – FY12 to FY13" discussion in the company's earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

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Reconciliation of Debt-to-Capital Ratio FY 13 FY 12 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 39% 63% 36% 64% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 30 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

Non-GAAP Supplemental Materials 3 months ended 9/30/13 Net Cash from Operations $3.8 Less: Global Financing Receivables 0.5 Net Cash from Operations (excluding GF Receivables) 3.3 Net Capital Expenditures (1.0) Free Cash Flow (excluding GF Receivables) $2.2 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Cash Flow Analysis” discussion in the company’s earnings presentation. See Slide 30 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Japan China Key Branded Middleware Latin America As Rptd (16%) (22%) As Rptd 13% @CC 4% (23%) @CC 18% Reconciliation of Revenue Growth 4Q13 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography,” “Software Segment” and “Revenue by Geography – FY 2013,” discussions in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials FY13 Yr/Yr As Rptd (15%) 5% @CC 4% 6% 4Q12 Yr/Yr

Non-GAAP Supplemental Materials Reconciliation of Consolidated EPS The above serves to reconcile the Non-GAAP financial information contained in the “FY 2013 Summary” discussion in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. EPS (As Reported) Acquisition-Related Non-Operating Retirement- Related Operating EPS 2010 $11.52 $0.34 ($0.20) $11.67 2011 13.06 0.41 (0.03) 13.44 Supplemental Materials

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